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                                                                    Exhibit 99.8

         N. B. THIS ACCEPTANCE FORM REPLACES THE FORMER ACCEPTANCE FORM

                                           Acceptance Form and Power of Attorney

Offer to the shareholders of Artema Medical AB (publ)

                                                Acceptance period: ends on
                                                September 14, 2001
                                                Settlement of accounts: On or
                                                about September 19, 2001
                                                Exchange ratio: 0.29170
                                                Cardiac Science shares for each
                                                Artema share
                                                Cash payment per Artema
                                                share: SEK 10.80

                                                  Please send to:
                                                  Nordea Securities AB
                                                  Issue Dept./E15
                                                  SE-110 05 Stockholm Sweden

This acceptance form must be received by Nordea Securities AB at the above address not later than September 14, 2001. Please send the acceptance form by mail well in advance of this date.

Please note:A custody account with a bank or brokerage firm is normally required for the handling of foreign shares since VPC does not allow registration of foreign shares on a traditional VP-account. It is very important to arrange for the Artema shares to be nominee-registered with a bank or brokerage firm as soon as possible during the acceptance period. This will allow the Cardiac Science shares to be duly delivered to the custody account. There are two alternatives available for the shareholder who does not have a custody account: one alternative is to open a custody account and the other alternative is to open an "NB Vardepapperstjanst Bas" account (please see below). Please note that this acceptance form should not be used if the shareholder chooses to open a custody account. The shareholder will, in that case, receive instructions from the nominee as soon as the Artema shares are transferred to the custody account.

An alternative to open a custody account is to open an "NB Vardepapperstjanst Bas" account at Nordbanken. This acceptance form, together with an application form for "NB Vardepapperstjanst Bas" must be filled out and submitted to the address above in order to open an "NB Vardepapperstjanst Bas" account. The shareholder do not need to submit an application form for an "NB Vardepapperstjanst Bas" account if an application form for such an account already has been submitted. Additional acceptance forms and applications forms for "NB Vardepapperstjanst Bas" can be ordered by calling Nordea Securities + 46-8-407 92 50.

In accordance with the prospectus from the Board of Directors of Cardiac Science, Inc. dated May 4, 2001 (the "Prospectus"), and the addendum to the Prospectus dated August 10, 2001 (the "Addendum") I hereby tender

      /   /               /   /
Artema A shares       Artema B shares
in exchange for Cardiac Science shares

/   / <---- Shareholders with 200 or fewer Artema shares
            who wish to accept the cash alternative
            should mark the box with an X

            (Cash alternative does not require "NB
            Vardepapperstjanst BAS")

If the printed number of shares is not correct, please owerwrite and print the correct amount.

The Artema shares are registered on my VP-account:   |______________|

For general terms and conditions regarding the offer, please see the Prospectus and the Addendum.

The undersigned is aware of, and agrees to that:

o   Only one acceptance form per shareholder will be considered,
o Fractional Cardiac Science shares will be rounded up to nearest whole number of Cardiac Science shares in the exchange alternative for holdings of more than 200 Artema shares,
o If the cash alternative is not marked above for holdings of 200 or fewer Artema shares, the Artema shares will be exchanged for Cardiac Science shares, with fractions paid in cash to the bank account linked to the VP-account or by check,
o Cash payment for holdings of 200 or fewer Artema shares will be made to the bank account linked to the VP-account or by check,
o Cardiac Science shares may only be delivered to an "NB Vardepapperstjanst Bas" account if this acceptance form is used,
o If the shares are pledged, the pledgee is also required to sign the acceptance form,
o   Incomplete and/or incorrect acceptance forms may be disregarded,
o   Address information for settlement note will be obtained from VPC,
o By signing this acceptance form Nordea Securities is authorized to take the required registration measures concerning my/our VP-account according to this offer, and
o Nordea Securities shall have the right to assign its right to perform any of the actions stated above to any other entity.

This acceptance form, the Prospectus and the Addendum do not constitute an offer in any jurisdiction in which it is illegal to make such an offer. The offer is not being made to persons whose participation would require an additional prospectus, registration or measures other than those required under Swedish or U.S. law. Neither this acceptance form, the Prospectus nor the Addendum may be distributed in any country where such distribution or the offer requires measures specified in the preceding sentence, or where they conflict with regulations in such country. As a consequence, this prospectus is not for distribution in or into Canada, Australia or Japan, among others. If such distribution nevertheless occurs, any resulting acceptance forms may be left unprocessed.

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
Information concerning the shareholder (mandatory)      Information concerning the pledgee (if applicable)
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
Personal number/registration number                                    Surname/Firm                                   First name
                                           Please print legibly

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Surname/Firm, First name                                               Address (Street, Box etc.)

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City/Country            Date               Telephone (daytime)         Postal code                         City/Country

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Signature (if applicable guardian)                                     Place, Date and Signature of pledgee

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